Exhibit 99.1

Consent of Director Nominee of The We Company

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of The We Company and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Frances Frei
Name: Frances Frei
September 3, 2019